UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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RENAL CARE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     In connection with the proposed transaction, Renal Care Group plans to file with the SEC and mail to its shareholders a proxy statement that will contain information about Renal Care Group, Fresenius Medical Care AG, the proposed merger and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement and a proxy card from Renal Care Group by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Renal Care Group, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from Renal Care Group.

     Renal Care Group and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Renal Care Group’s shareholders with respect to the proposed merger. Fresenius Medical Care AG may also be deemed a participant in such solicitation. Information regarding Renal Care Group’s executive officers and directors is available in Renal Care Group’s proxy statement, dated April 28, 2005, for its 2005 annual meeting of shareholders. Information regarding any interests that Renal Care Group’s executive officers and directors may have in the transaction with Fresenius Medical Care AG will be set forth in the proxy statement that Renal Care Group intends to file with the SEC in connection with the proposed merger.

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The World's Leading Renal Therapy Company Analyst Meeting, May 4, 2005

Safe harbor statement This presentation includes certain forward-looking statements. Actual results could differ materially from those included in the forward-looking statements due to various risk factors and uncertainties, including changes in business, economic competitive conditions, regulatory reforms, foreign exchange rate fluctuations, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in the Company's reports filed with the Securities and Exchange Commission and the German Exchange Commission ,,Deutsche Borse".

2) Summary of Transactions 3) The Acquisition 4) The Conversion and the Transformation 5) Conclusion Agenda 1) First Quarter 2005

1) First Quarter 2005

9% cc Margin 13.7% Margin 6.7% Strong start into the year - Q1 2005 cc = constant currency Net revenue + 10% Operating income (EBIT) + 11% Net income + 18% Free Cash Flow - 25% $ 1,609 m $ 220 m $ 107 m $ 98 m

Strong revenue growth by segment in Q1 2005 Total revenue $ 1,609 m + 10% Europe $ 388 m + 15% / + 9% cc Asia - Pacific $ 74 m - 3% / - 7% cc Latin America $ 59 m + 36% / + 30% cc International revenue $ 521 m * * 9% growth at constant currency (cc) North America $ 1,088 m + 9% International $ 521 m + 14% / + 8% cc North America 68% of total revenue International 32% of total revenue

Dialysis Services Q1 2005 North America International 2) 16% growth at constant currency 37% of total International revenue 89% of total North American revenue Total 1) 9% growth at constant currency 72% of total revenue $ in millions + 8% 899 + 22% 158 Q1 ^05 Q1 ^04 968 194 2) 1,058 1,162 + 10% 1) Q1 ^05 Q1 ^04 Q1 ^05 Q1 ^04

Dialysis Services Q1 2005 Organic revenue growth + 6.2% + 6.0% + 7.7% Same store treatment growth + 4.4% + 3.8% + 5.6% Revenue per treatment (US operations) $ 246 $ 293 $ 131 Treatments (in million) 4.72 3.25 1.47 Growth + 3.2% + 2.5% + 4.8% Total North America International Focus on organic growth and revenue per treatment 1) In-center growth of ~ 4.1%. 1)

> 290 Dialysis Services - US operations Revenue per treatment ahead of target Target '05 Rev./tmt 275 280 285 290 in $ 270 295 Q1 Q2 2004 Q3 Q4 Q1 2005 289 290 291 286 293

Dialysis Products Q1 2005 North America International 11% of total North American revenue 63% of total International revenue Total 28% of total revenue 1) Internal sales External sales $ in millions + 11% 298 327 2) 401 447 + 9% 128 40 33 88 93 2) 5% growth at constant currency 1) 6% growth at constant currency Q1 ^05 Q1 ^04 Q1 ^05 Q1 ^05 Q1 ^04 Q1 ^04 126 103 120 + 6%

Achievements - Q1 2005 Strong operational performance worldwide Very good top and bottom line growth Good quarterly cash flow generation Good revenue per treatment development in North America Strong performance in all key metrics Re-iterate full year guidance

Strong top and bottom line growth $ in millions Q1 2005 Q1 2004 % Net revenue 1,609 1,459 + 10 Operating income (EBIT) 220 198 + 11 EBIT margin in % 13.7 ** 13.6 Net income 107 91 + 18 EPS per ordinary shares ($) 1.11 0.94 + 18 * 9% growth at constant currency * ** EBIT margin excl. FIN46 would have been 13.9%

North America Group Days Sales Outstanding (DSO) - impressive development Reduction of: 11 days in 2 years 2 days vs. Q1 2004 International 2003 2004 Q3 Q4 Q2 Q1 Q3 Q4 Q2 Q1 2003 2004 Q3 Q4 Q2 Q1 Q3 Q4 Q2 Q1 2005 Q1 2003 2004 Q3 Q4 Q2 Q1 Q3 Q4 Q2 Q1 2005 Q1 * Restated for Mexico 2005 Q1 * * * * * * * Restated for Mexico * * * * * *

Cash Flow $ in millions Q1 2005 Q1 2004 % Net cash provided by operating activities 138 171 (19) Capital expenditures (net) (40) (41) Free Cash Flow 98 130 (25) Acquisitions (22) (42) Free Cash Flow after acquisitions 76 88 (13) 1) A reconciliation to the most directly comparable US-GAAP financial measure is provided in the attachment. 1)

Financial ratio - continued improvement $ in millions March 31, 2005 December 31, 2004 EBITDA (annualized) EBITDA (annualized) 1,121 1,098 Dec. 31, 2004 Debt Dec. 31, 2004 Debt 2,479 + CapEx + CapEx 40 + Acquisitions + Acquisitions 22 - FX-debt translation effects - FX-debt translation effects 46 - Others - Others 14 - Cash from operating activities - Cash from operating activities 138 Mar. 31, 2005 Debt Mar. 31, 2005 Debt 2,343 2,479 Total debt / EBITDA Total debt / EBITDA 2.09 2.26 A reconciliation to the most directly comparable US-GAAP financial measure is provided in the attachment. 1) 1) 1) 1) 1)

Outlook 2005 - FME pre RCG acquisition Original guidance Q1 2005 Outlook Net revenue 6 - 9% + 9% confirm Net income low double digit + 18% confirm Capital expenditure ~ $ 350 - 400 m $ 40 m confirm Acquisition budget ~ $ 200 - 250 m $ 22 m confirm (at constant currency)

2) Summary of Transactions

FME to acquire Renal Care Group, Inc. ('RCG') recognized for profitability and excellent clinical outcomes fourth largest provider of dialysis services in the US Respective Boards have approved offer of US$ 48 per share in cash, valuing RCG's equity at US$ 3.5 bn The acquisition will be all-debt financed; commitments in place RCG shareholders to approve acquisition Overview The Acquisition Conversion of FME preference shares into ordinary shares Transformation of legal form into FME KGaA High standard of corporate governance and transparency Voluntary conversion of preference into ordinary shares at attractive conditions FME shareholders to approve transformation The Conversion and the Transformation The Transactions FME = Fresenius Medical Care in combination with

Strategic rationale RCG: fast-growing, highly profitable company providing an excellent geographic fit and clearly enhancing FME's top-line growth and margins Combines the key success factors in the industry - attractive payor mix and cost leadership Solidifies FME's position as the leader in the US dialysis services market, the largest dialysis service market in the world Acquisition neutral to slightly accretive to earnings in 2006 and clearly accretive from 2007 onward The Acquisition FME = Fresenius Medical Care

Strategic rationale Create single share class Seek to improve trading liquidity in ordinary shares DAX ranking expected to benefit from increased index- relevant free float Increase financial flexibility to exploit future profitability opportunities High corporate governance standards and transparency The Conversion and the Transformation

Envisaged timeline 2005 RCG Extraordinary General Meeting to approve acquisition FME Extraordinary General Meeting - Ordinary shareholders to approve transformation into KGaA and conversion of preference shares into ordinary shares - Preference shareholders to approve conversion of preference shares into ordinary shares Announcement of transactions Filing with Securities Exchange Commission (F4-report) Q4 Antitrust approval, closing of acquisition Conversion period for preference shares KGaA transformation and preference share conversion become effective May 24 FME Annual General Meeting May 4 SEC approval of F4-report expected FME Invitation to Extraordinary General Meeting FME = Fresenius Medical Care RCG = Renal Care Group Q3

3) The Acquisition

FME's strategy - GOAL 2010* Total dialysis market to grow from US$50bn today to US$67bn in 2010 Dialysis Products Pre- ESRD Care Dialysis Drugs Dialysis Care Additional In-patient Dialysis Services Transplantation PD HD Attractive acquisitions are available Opportunity to improve the overall facility portfolio Combine Membrane, Delivery and Laboratory Technology with Generic Dialysis Drugs Focus: - Anemia Management - Bone/Mineral Management Road 1 - Organic growth Road 2 - Acquisitions Road 3 - Horizontal expansions Road 4 - Home care * Prior to RCG acquisition Acute Growth Opportunities to Assure Leadership in 2010

RCG at a glance One of the fastest growing companies in the US dialysis market with attractive payor-mix Recognized for high profitability and excellent clinical outcomes (pharma-intensity comparable to FME) Fourth largest provider of outpatient renal care and ancillary services in the US Highly regarded management Currently over 30,400 patients; 425 outpatient dialysis clinics in 34 US states At closing over 32,000 patients in more than 430 clinics are projected CAGR: 21% Performance (US$m) CAGR: 22%

Industry leading profitability and growth 2004A EBITDA margin 2004A EBITDA per ave. patient ($'000) 2004 - 05E revenue growth (USD basis) Note: Historical figures as reported Source: Company reports, broker consensus estimates

Enhancing top-line growth and margins Revenue growth EBITDA margin EBIT margin FME = Fresenius Medical Care RCG = Renal Care Group

RCG & FME sustained high quality of care will lead to higher organic growth Potential to improve margins through the combination of service network and achieving better economies of scale / synergies Enhancing top-line growth and margins (continued) EBIT margin RCG & FME today FME = Fresenius Medical Care RCG = Renal Care Group

Complementary service network FME RCG Pro forma combined clinics in the US Clinics: FME: 1,140 RCG: 425 Pro forma: 1,565

Attractive payor mix 2004 service revenues by customers FME-NA US$3,795m RCG US$1,345m Medicare & Medicaid Private payors Acute 62% 30% 8% 52% 43% 5% FME = Fresenius Medical Care RCG = Renal Care Group

Strengthening leading market position Leading dialysis service providers worldwide Note: No. of treated patients in 2004 Hardware Disposables Technology Service Attitude Customer Focus Measurable Quality The Team... The Experience... The Technology.... Leading dialysis product providers worldwide Note: 2004 market shares FME = Fresenius Medical Care RCG = Renal Care Group PF = pro forma FME RCG North America success factors Worldwide position after RCG acquisition ~ 154,000 ~ 109,000

Clearly earnings accretive in Year 2 after acquisition G&A redundancies Purchasing Increased product business Expected level of cost synergies and restructuring costs (US$m) Synergy sources Neutral to slightly accretive to earnings in 2006 and clearly accretive from 2007 onward Attractive Internal Rate of Return Synergies Restructuring costs

Key benefits from the acquisition of RCG RCG is a fast-growing, highly profitable company which will enhance FME's top-line growth and margins Combination of two key success factors - cost leadership and attractive service network - under common vision of high quality of care and a shared dedication to innovative treatment models and compliance RCG provides an excellent strategic and geographic fit to FME's US operations FME strengthens global market leadership with leading position in the US, the largest market in the world Acquisition neutral to slightly accretive to earnings in 2006 and clearly accretive from 2007 onward FME = Fresenius Medical Care RCG = Renal Care Group C

4) The Conversion and the Transformation DISCLAIMER This presentation does not constitute an offer to convert preference shares into ordinary shares or a solicitation of offers to convert preference shares into ordinary shares, or an offer to sell or solicitation of any offer to purchase shares of Fresenius Medical Care KGaA. Such offer may be made only at a later stage and, in certain jurisdictions, by a prospectus. Investors are urged to read the prospectus that we will file with the US Securities and Exchange Commission. As soon as available you can obtain a copy of the prospectus without charge from the Commissions web page, www.sec.gov.

The Conversion and the Transformation Convert preference shares into ordinary shares (Conversion) in combination with Change Company's legal form from "AG" to "KGaA" (Transformation) Two key interrelated initiatives

The Conversion of the preference shares Create one share class Simplify corporate share structure Substantially improved liquidity Increase index-relevant free float Increase flexibility to efficiently finance future growth initiatives Ability to issue ordinary shares No preference share discount Key benefits

Substantially improved liquidity 34.4m ordinary shares in free float 26.4m preference shares in free float 60.8m ord. shares in free float after conversion* 302k 0.9% 81k 0.3% 0.9% ~530k Substantial increase of liquidity in ordinary shares to be expected following preference share conversion * 100% conversion of preference shares assumed Pre-Conversion Post-Conversion Source: Bloomberg

Increased index-relevant free float FME ordinary free float market cap (€bn) FME DAX ranking (free float market cap) * Addition of free float market cap of ordinary and preference shares assuming 100% conversion of preference shares Note: Based on Deutsche Boerse DAX ranking as of March 31, 2005 +55% Pre conversion Post conversion #28 ... #28 ... #29 ... #29 ... #30 ... #30 FME #31 ... #31 ... #32 ... #32 ... #33 ... #33 ... #34 FME #34 ... #35 ... #35 ... #36 ... #36 ... (Dax position #28) (Dax position #30)

Preference shares conversion Terms Voluntary exchange at ratio 1:1 Conversion premium of € 12.25 to be paid per preference share 2/3 of average share price spread in the last 3 months Attractive discount of 10% = € 6.14 for preference shareholders as incentive to convert Proceeds for FME of approx. € 322 million from conversion premium if all preference shares are exchanged Four to six weeks tender period; no follow-up offer planned

Viewpoint of preference shareholders Preference shares conversion (continued) Cash Compensation (2/3 of spread) Incentive (1/3 of spread) Get a voting right Benefit from increased liquidity Benefit from DAX membership Incentive to convert Capital transactions typically done at discount Lose the right for a slightly higher preferred dividend Successful precedents of Metro and MAN (both with conversion premium of 2/3) Discount to the converting preference shareholders of ~ 10% is within the limits for the premium set by the ruling of the court of Cologne (OLG) on the Metro precedent

Corporate shareholding structure - now and then Fresenius AG 35.6m shares Free Float 34.4m shares Ordinary shares Free Float 26.4m shares Preference shares Fresenius Medical Care AG 51% 49% 100% Fresenius AG 35.6m shares Free Float 60.8m shares Ordinary shares Fresenius Medical Care KGaA 37%* 63%* Management AG (General Partner) current structure new structure proposed * 100% conversion of preference shares assumed 100%

Corporate governance highlights under FME KGaA No change of FME Management Two independent members at FME Management AG and FME KGaA Supervisory Boards (same as today) Fresenius must hold more than 25% in FME KGaA to consolidate and control through the FME Management AG In case Fresenius sells a 25% stake or more in FME KGaA including FME Management AG, the acquirer would be required to make a take-over offer to all other shareholders; any control premium would be shared with the ordinary free float shareholders High standard of corporate governance and transparency FME = Fresenius Medical Care

Basic steps for implementation KGaA Transformation Preference share Conversion Ordinary shareholder's approval in EGM (75% of represented capital) Registration of change in corporate form with German Commercial Register New form of KGaA effective on registration Ordinary shareholder's approval in EGM (75% of represented capital) Preference shareholder's approval in EGM (75% of represented capital) EGM = Extraordinary General shareholder meeting

Creation of single share class by transformation of Fresenius Medical Care AG into KGaA : Preference shareholders can receive ordinary shares at attractive conditions while FME receives gross proceeds of approximately € 322 million Increased financial flexibility following acquisition of RCG to ensure future profitability opportunities Significantly increase trading liquidity in ordinary shares Improved DAX ranking Key benefits of the conversion and transformation FME = Fresenius Medical Care RCG = Renal Care Group

5) Conclusion

Conclusion Again, demonstrated profitable above market growth in an attractive industry KGaA transformation & Conversion Q1 2005 Acquisition of the industry leader in profit margins with excellent fit to existing service network while being clearly accretive to earnings from 2007 onward FME = Fresenius Medical Care RCG Acquisition KGaA transformation and share class conversion to bolster strategic flexibility while increasing attractiveness of share

The World's Leading Renal Therapy Company Analyst Meeting, May 4, 2005

Attachment I Q1 2005 Q4 2004 Last twelve months operating income (EBIT) 874 852 + Last twelve months depreciation and amortization 236 233 + Non-cash charges 11 13 = EBITDA (annualized) 1,121 1,098 Reconciliation of non US-GAAP financial measures to the most directly comparable US-GAAP financial measure EBITDA All numbers are in $ millions Capital expenditure (net) Q1 2005 Q1 2004 Purchase of property, plant and equipment 44 43 - Proceeds from sale of property, plant and equipment (4) (2) = Capital expenditure (net) 40 41 March 31, 2005 Dec. 31, 2004 Short term borrowings (incl. A/R program) 326 419 + Short term borrowings from related parties 6 6 + Current portion of long-term debt and capital lease obligations 241 230 + Long-term debt and capital lease obligations, less current portion 526 545 + Trust Preferred Securities 1,244 1,279 Total debt 2,343 2,479 Debt

Attachment II Reconciliation of non US-GAAP financial measures to the most directly comparable US-GAAP financial measure All numbers are in $ millions External Revenue Q1 2005 Q1 2004 growth constant currency International product revenue 367 331 +11% +5% - Internal revenue (40) (33) +22% +15% = External revenue 327 298 +10% +4% North America product revenue 208 196 +6% - Internal revenue (88) (93) - 5% = External revenue 120 103 +16%

Contacts

- **Fresenius Medical Care AG**
  Investor Relations
  Else Kröner Str. 1
  61352 Bad Homburg v.d.H.

- Oliver Maier
  Tel.: +49-(0)6172-609-2601
  Fax.: +49-(0)6172-2301
  Mob.: +49-(0)173-6522-712

- Heinz Schmidt
  Tel.: +1-781-402-4518
  Fax.: +1-781-402-9741
  Mob.: +1-781-760-0646

Fresenius Medical Care
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© Fresenius Medical Care AG

The World's Leading Renal Therapy Company Analyst Meeting, May 4, 2005